As Filed with the Securities and Exchange Commission on November 19, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   __________

                               COMCAST CORPORATION
             (Exact name of registrant as specified in its charter)

         Pennsylvania                         4841                  27-0000798
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                               Tel: (215) 665-1700
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                      AT&T BROADBAND CORP. ADJUSTMENT PLAN
                    AT&T BROADBAND DEFERRED COMPENSATION PLAN
                      AT&T BROADBAND LONG TERM SAVINGS PLAN
               COMCAST CORPORATION 2002 DEFERRED COMPENSATION PLAN
               COMCAST CORPORATION 2002 DEFERRED STOCK OPTION PLAN
              COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
                 COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN
                 COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN
                   COMCAST CORPORATION 2002 STOCK OPTION PLAN
                   COMCAST CORPORATION 1987 STOCK OPTION PLAN
                          COMCAST-SPECTACOR 401(k) PLAN
                            (Full title of the plan)

                              Arthur R. Block, Esq.
                     Senior Vice President, General Counsel
                               Comcast Corporation
                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

Dennis S. Hersch                                         Andrew J. Rudolph
Davis Polk & Wardwell                                    Pepper Hamilton LLP
450 Lexington Avenue                                     3000 Two Logan Square
New York, New York 10017                                 Philadelphia, PA 19103
Tel: (212) 450-4000                                      Tel: (215) 981-4000
Fax: (212) 450-3800                                      Fax: (215) 981-4750

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                     Amount to be    Proposed Maximum   Proposed Maximum                    Amount of
Title of Securities to be            Registered      Offering Price     Aggregate Offering Price            Registration
Registered                           (1)(2)(3)(4)                       (5)                                 Fee
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $0.01 per share                161,995,832       Not applicable                $ 2,987,741,177         $   274,873

Deferred Compensation              $ 718,000,000           100%                      $   718,000,000         $    66,056
Obligations
==========================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 71,000,000 shares of the Class A Common Stock of Comcast Corporation (the "Registrant"), par value $0.01 (the "Common Stock"), which are issuable pursuant to the AT&T Broadband Corp. Adjustment Plan (the "Broadband Adjustment Plan"), 2,000,000 shares of Common Stock which are issuable pursuant to the AT&T Broadband Long Term Savings Plan (the "Broadband Savings Plan" and together with the Broadband Adjustment Plan, the "Broadband Plans"), 3,736,340 shares of Common Stock which are issuable pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), 3,802,496 shares of Common Stock which are issuable pursuant to the Comcast Corporation 2002 Restricted Stock Plan (the "Restricted Stock Plan"), 3,000,000 shares of Common Stock which are issuable pursuant to the Comcast Corporation Retirement-Investment Plan (the "Retirement Investment Plan"), 71,414,548 shares of Common Stock which are issuable pursuant to the Comcast Corporation 2002 Stock Option Plan (the "2002 Stock Option Plan"), 6,842,448 shares of Common Stock which are issuable pursuant to the Comcast Corporation 1987 Stock Option Plan (the "1987 Stock Option Plan") and 200,000 shares of Common Stock which are issuable pursuant to the Comcast-Spectacor 401(k) Plan (the "Comcast-Spectacor 401(k) Plan" and together with the Employee Stock Purchase Plan, the Restricted Stock Plan, the Retirement Investment Plan, the 2002 Stock Option Plan and the 1987 Stock Option Plan, the "Comcast Plans"). This Registration Statement also registers the issuance of deferral elections relating to the shares issued under the Restricted Stock Plan.

(2) The deferred compensation obligations to which this Registration Statement relates (the "Deferred Compensation Obligations") arise under the Comcast Corporation 2002 Deferred Compensation Plan (the "Deferred Compensation Plan") for $300,000,000, the AT&T Broadband Deferred Compensation Plan (the "Broadband Deferred Compensation Plan") for $18,000,000 and the Comcast Corporation 2002 Deferred Stock Option Plan (the "Deferred Stock Option Plan" and together with the Deferred Compensation Plan and the Broadband Deferred Compensation Plan, the "Deferred Plans") for $400,000,000 and are unsecured obligations of Comcast Corporation to pay deferred compensation in the future pursuant to compensation deferral elections made by participants in the Deferred Plans in accordance with the terms of the Deferred Plans.

(3) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Broadband Plans or the Comcast Plans (together the "Stock Plans") for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stock Plans described herein.

(5) Estimated pursuant to rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the following: (i) in the case of shares of Common Stock which may be issued upon exercise of outstanding options granted under the Comcast Plans, the weighted average of the option exercise price of $28.60 with respect to 65,306,320 shares, (ii) in the case of shares of Common Stock for which options have not yet been granted or prices of shares to be issued have not been determined under the Comcast Plans, the average of the high and low sale prices of Comcast Corporation Class A Common Stock on November 13, 2002, as reported on the Nasdaq National Market with respect to 23,689,512 shares, and (ii) in the case of shares of Common Stock which may be issued under the Broadband Plans, the price per share of $7.64 based on the book value of AT&T Broadband on September 30, 2002 with respect to 73,000,000 shares.

                                EXPLANATORY NOTE

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 19, 2001 by and among AT&T Corp. ("AT&T"), AT&T Broadband Corp. ("AT&T Broadband"), Comcast Holdings Corporation, formerly known as Comcast Corporation ("Comcast Holdings"), AT&T Broadband Acquisition Corp. ("AT&T Broadband Merger Sub"), Comcast Acquisition Corp. ("Comcast Merger Sub") and AT&T Comcast Corporation ("AT&T Comcast"), AT&T and Comcast Holdings jointly formed a new company, AT&T Comcast, with two subsidiaries, AT&T Broadband Merger Sub and Comcast Merger Sub. On November 18, 2002, AT&T Broadband Merger Sub was merged with and into AT&T Broadband and Comcast Merger Sub was merged with and into Comcast Holdings. As a result, AT&T Broadband and Comcast Holdings each became a wholly-owned subsidiary of AT&T Comcast, which was later renamed Comcast Corporation (the "Registrant"). Pursuant to the Merger Agreement, the Registrant assumed the obligations of Comcast Holdings and AT&T Broadband under the Stock Plans and the Deferred Plans (together, the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

              The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.       Registrant Information and Employee Plan Annual Information.

              The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102, Attention: Arthur R. Block, Esq.; telephone number (215) 665-1700.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

              The following documents, as filed with the Commission by the Registrant, Comcast Holdings, and AT&T are incorporated by reference in this Form S-8 Registration Statement and made a part hereof:

                     a. The Registrant's Current Reports on Form 8-K filed with the Commission on October 30, 2002;

                     b. The Registrant's Current Report on Form 8-K12G3 filed with the Commission on November 18, 2002;

                     c. Comcast Holdings' Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission;

                     d. Comcast Holdings' annual financial statements for the year ended December 31, 2001 and Independent Auditors' Report included as
Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-99343) filed on September 9, 2002;

                     e. Comcast Holdings' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, as filed with the Commission;

                     f. Comcast Holdings' Current Reports on Form 8-K filed with the Commission on May 3, 2002, July 10, 2002, August 1, 2002, September 26, 2002, October 4, 2002 and November 18, 2002;

                     g. The Comcast Corporation Retirement-Investment Plan's annual report on Form 11-K for the year ended December 31, 2001, as filed with the Commission;

                     h. AT&T's Annual Report on Form 10-K filed on April 1, 2002 for the year ended December 31, 2001, as filed with the Commission;

                     i. Amendment No. 1 to AT&T's Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Commission on May 3, 2002, excluding Exhibits 23c, 23d, 99a and 99b;

                     j. Amendment No. 2 to AT&T's Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Commission on May 13, 2002, excluding Exhibits 23c and 99a;

                     k. AT&T's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, as filed with the Commission;

                     l. AT&T's Current Reports on Form 8-K filed with the Commission on January 4, 2002, February 5, 2002, February 21, 2002, April 16, 2002, April 25, 2002, May 13, 2002, May 29, 2002, June 5, 2002, June 11, 2002,
July 3, 2002, July 11, 2002, July 22, 2002, July 29, 2002, July 30, 2002, August
12, 2002, August 13, 2002, August 13, 2002, August 14, 2002, August 23, 2002,
October 10, 2002, October 22, 2002, October 30, 2002, November 4, 2002, November 7, 2002 and November 12, 2002;

                     m. AT&T Broadband Long Term Savings Plan's annual report on Form 11-K for the year ended December 31, 2001, as filed with the Commission on June 28, 2002; and

                     n. The description of the Registrant's Common Stock included in the Registrant's registration statement on pages XV-10 through XV-17 of Form S-4, as amended (Reg. No. 333-82460) filed with the Commission on May 11, 2002, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

              All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

               Comcast Corporation 2002 Deferred Compensation Plan

              The following description of the Deferred Compensation Obligations of the Registrant under the Registrant's 2002 Deferred Compensation Plan (the "Deferred Compensation Plan") is qualified by reference to the Deferred Compensation Plan, which is included as an exhibit to this Registration Statement. Capitalized terms used in this subsection of Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings attributed to such terms in the Deferred Compensation Plan.

              The Deferred Compensation Obligations incurred by the Registrant under the Deferred Compensation Plan will be unsecured general obligations of the Registrant to pay the compensation deferred in accordance with the terms of the Deferred Compensation Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant. Because the Registrant has subsidiaries, the right of the Registrant, and hence the right of creditors of the Registrant (including Participants in the Deferred Compensation Plan), to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise, necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor may be recognized.

              Under the Deferred Compensation Plan, the Registrant will provide Eligible Employees of the Registrant and each of the Registrant's subsidiaries which is a Participating Company and members of the Registrant's Board of Directors (the "Board") who are not employees of a Participating Company (the "Outside Directors") with the opportunity to elect to defer all or a portion of the compensation to be received from the Registrant or another Participating Company, provided that sales commissions or similar payments or awards shall not be included as compensation for purposes of the Deferred Compensation Plan, and Severance Pay shall be included as compensation for purposes of the Deferred Compensation Plan only to the extent permitted by the plan administrator, the Subcommittee on Performance Based Compensation of the Compensation Committee of the Board (the "Committee") in its sole discretion.

              After July 9, 2002, all amounts credited to Participant's Accounts will be credited with income, gains and losses as if it were invested in the Income Fund. Each Participant who, as of July 9, 2002, has all or a portion of his Account credited with income, gains and losses as if it were invested in the Company Stock Fund may direct, as of December 31, 2002 or the last day of any Plan Year, to have all or any portion of the amount credited to the Company Stock Fund deemed transferred to the Income Fund. An investment fund election shall continue in effect until revoked or superseded. Amounts subject to distribution in installments shall be deemed invested in the Income Fund beginning when installment distributions commence. In the absence of an effective election, the Participant shall be deemed to have elected to have his or her Account credited with income, gains and losses as if it were invested in the Income Fund. Investment fund elections under the Deferred Compensation Plan will be effective as of the first day of each Plan Year, provided that the election is filed with the Committee on or before the close of business on December 31 of the Plan Year preceding such Plan Year. A Participant may only make an investment fund election with respect to the Participant's accumulated Account as of the December 31 preceding the effective date of the election.

              As defined in the Deferred Compensation Plan, the Income Fund is a hypothetical investment fund pursuant to which income, gains and losses are credited to a Participant's Account as if such Account, to the extent deemed invested in the Income Fund, were credited with interest at the Applicable Interest Rate. As defined in the Deferred Compensation Plan, the Applicable Interest Rate means 12% per annum, compounded annually as of the last day of the calendar year (the "Standard Applicable Interest Rate"), except to the extent the Committee, in its sole discretion, designated for the period extending from the date of a Participant's termination of employment to the date of his or her Account's distribution in full an Applicable Interest Rate equal to the lesser of (i) the Standard Applicable Interest Rate and (ii) the Prime Rate plus one percent, compounded annually as of the last day of the calendar year.

              As defined in the Deferred Compensation Plan, the Company Stock Fund is a hypothetical investment fund pursuant to which income, gains and losses are credited to a

Participant's Account as if the Account, to the extent deemed invested in the Company's Stock Fund, were invested in hypothetical shares of the Registrant's Class A Common Stock, $0.01 par value (the "Company Stock"), and all dividends and other distributions paid with respect to Company Stock were temporarily held uninvested in cash and then reinvested, as of the next succeeding December 31, in additional hypothetical shares of the Company Stock, based on the Fair Market Value of the Company Stock as of such date.

              Except as otherwise provided in the case of a liquidation of the Registrant or a Change of Control, each Participant is permitted to specify by election the method of distribution of any amount credited to his or her Account. Under the terms of the Deferred Compensation Plan, a Participant may elect from among the following methods of distribution: (i) a lump sum payment;
(ii) substantially equal annual installments over a period of five, ten or 15 years; and (iii) substantially equal monthly installments over a period not exceeding 15 years.

              If a Participant terminates employment (or, in the case of a Participant who is an Outside Director, such Participant terminates service as an Outside Director) because of disability, or the Participant becomes disabled after termination of employment or service, the Participant may elect to change the form of distribution and/or elect to accelerate the payment of the distribution so that payment is made or commences on the January 2/nd/ of the calendar year which begins after the date of disability. If a Participant terminates employment or service due to death, or if a Participant dies after termination of employment or service, the Participant's beneficiary or beneficiaries may change the form of distribution and/or defer the payment of the distribution on any portion of the Deceased Participant's Account which is not due to be paid within six months after, nor within the calendar year of, the date of the election. A Surviving Spouse who is the beneficiary may also elect to defer payment until the Surviving Spouse's death. Notwithstanding the terms of an election, if, upon the written application of a Participant, the Committee determines that such Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Deferred Compensation Plan is warranted, the Committee, in its sole discretion, may authorize the immediate distribution to the Participant of all or a portion of his or her Account.

              The Deferred Compensation Plan provides that the Registrant shall give Participants at least 30 days notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a liquidation of the Registrant or a Change of Control (each a "Terminating Event"). The Registrant may, in its discretion, provide in such notice that notwithstanding any other provision of the Deferred Compensation Plan or the terms of any election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full.

              Whether or not the Registrant is a Participant's employer, all compensation deferred under the Deferred Compensation Plan will continue for all purposes to be a part of the general funds of the Registrant and the Participant's Account will at all times represent the general obligation of the Registrant. Each Participant will be a general creditor of the Registrant with respect to all of the Registrant's Deferred Compensation Obligations to the Participant under the Deferred Compensation Plan, and will not have a secured or preferred position with respect to his or her Account. Nothing contained in the Deferred Compensation Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind or to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages. Under the terms of the Deferred Compensation Plan, the right of a Participant in or to an Account, benefit or payment under the Deferred Compensation Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no such Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, attachment, execution, garnishment, assignment or encumbrance.

              The Registrant, by action of the Board or the Committee, without the consent of the Participants, may amend or modify the Deferred Compensation Plan at any time, except that no such action shall change the Applicable Interest Rate with respect to the portion of a Participant's Account that is attributable to an election made with respect to compensation earned in a calendar year and filed with the Committee before the date of such action. The Registrant, by action of the Board, reserves the right at any time, or from time to time, to terminate the Deferred Compensation Plan.

                    AT&T Broadband Deferred Compensation Plan

              The following description of the deferred compensation obligations of the Registrant under the AT&T Broadband Deferred Compensation Plan (the "Broadband Deferred Compensation Plan") is qualified by reference to the Broadband Deferred Compensation Plan, which is included as an exhibit to this Registration Statement. The Broadband Deferred Compensation Plan is also intended to operate as a successor plan to the MediaOne Group Deferred Compensation Plan. Capitalized terms used in this subsection of Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings attributed to such terms in the Broadband Deferred Compensation Plan.

              The Broadband Deferred Compensation Plan is administered by the Employee Benefits Committee which is appointed by the Board of Directors (the "Administrator"). Pursuant to the Broadband Deferred Compensation Plan, the Registrant will provide Eligible Employees the opportunity to participate in the Broadband Deferred Compensation Plan by electing to defer a percentage of one or more components of Eligible Compensation. Deferral Elections must be filed with the Administrator on or before the last day of the enrollment period for the Plan Year next following such enrollment period.

              An Eligible Employee may elect to participate in the Broadband Deferred Compensation Plan by filing a Deferral Election, directing his or her annual Deferral Contributions to be credited on or after November 18, 2002 to the Cash Account. All Matching Contributions credited on or after November 18, 2002 will also be credited to the Cash Account. Each Participant may elect on a daily basis to transfer to his or her Cash Account amounts from his or her AT&T Share Unit Account or Comcast Share Unit Account. However, no transfers may be made from a Participant's Cash Account.

              As of each Valuation Date, each Participant's Account will be credited with a Deemed Investment Return, if any, for the period, based on the portion of his or her Account that is allocated to each Investment Option. The portion of an Account allocated to the Cash Account will be credited with a rate of return based on certain adjustments to the rate of 10-year Treasury Notes. The portion of an Account allocated to the AT&T Share Unit Account or the Comcast Share Unit Account will be valued by reference to the price of the applicable Common Stock. Participants are not entitled to any voting rights with respect to AT&T Share Units or Comcast Share Units.

              The value of amounts allocated to a Participant's Account will always be distributed in cash. Upon termination of employment, generally, a Participant's Account Balance will always be distributed beginning in the calendar year selected by the Participant, in one lump sum payment or in annual installments not exceeding ten years. However, if the total amount in the Account is less than $10,000, the amount shall automatically be distributed as a lump sum payment.

          If a Participant dies before Distribution begins, generally, the Participant's Account Balance will be paid to his or her Beneficiary(ies) in a single lump sum payment or over the number of annual installments selected by the Participant. If the Participant dies after Distribution has begun, generally, the Account Balance shall continue to be distributed as directed by the Participant unless the Committee elects to accelerate the remaining installments. If a Participant terminates his employment due to a Disability, the Participant's Account will be distributed in accordance with the Participant's Distribution Election in effect at such time of termination.

          Funds invested under the Broadband Deferred Compensation Plan are considered general assets of the Registrant and no Participant or Beneficiary has any interest or rights in the funds. The Broadband Deferred Compensation Plan constitutes a mere promise to make payments, if any, in the future. A Participant's right to receive Benefits under the Broadband Deferred Compensation Plan is no greater than the right of any unsecured general creditor.

          The Board of Directors or its delegate may amend, suspend or terminate the Broadband Deferred Compensation Plan at any time. However, no amendment, suspension or termination will retroactively impair or adversely affect the right of any Participant or Beneficiary to Benefits under the Broadband Deferred Compensation Plan to which they have become previously entitled. The Committee may at any time add or delete any available Investment Options which may apply to old and/or new Account Balances. Generally, Benefits under the Broadband Deferred Compensation Plan may not be cancelled. However, a Participant may, at the Administrator's discretion, forfeit his or her Matching Contributions Subaccount Balance and the total cumulative Deemed Investment Return on aggregate Deferral Contributions, and the payment of his or her remaining Account Balance may be accelerated, under certain circumstances, including termination for reasonable cause and/or engagement in activities adverse to the Registrant. Because of the consummation of the AT&T Broadband Transaction, the Broadband Deferred Compensation Plan may not be amended in any way that reduces the Change in Control Benefit for a period of two years from the date of the AT&T Broadband Transaction.

               Comcast Corporation 2002 Deferred Stock Option Plan

          The following description of the Deferred Compensation Obligations of the Registrant under the 2002 Deferred Stock Option Plan (the "Deferred Stock Plan") is qualified by reference to the Deferred Stock Plan, which is included as an exhibit to this Registration Statement. Capitalized terms used in this subsection of Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings attributed to such terms in the Deferred Stock Option Plan. The Deferred Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Adminstrators" or the "Committee").

          The Deferred Compensation Obligations incurred by the Registrant under the Deferred Stock Plan will be unsecured general obligations of the Registrant to pay the compensation deferred in accordance with the terms of the Deferred Stock Plan and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding, payable from the general assets of the Registrant. Because the Registrant has subsidiaries, the right of the Registrant, and hence the right of the creditors of the Registrant (including Participants in the Deferred Stock Plan) to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor may be recognized.

          Under the Deferred Stock Plan, the Registrant will provide a select group of management and highly compensated employees of the Registrant and each of the Registrant's subsidiaries which is a Participating Company and members of the Registrant's Board of Directors (the "Board") who are not employees of a Participating Company (the "Outside Directors") with the opportunity to defer the receipt of Shares upon the exercise of Options and to convert the right to receive Shares to the right to receive the cash value thereof, plus interest thereon from the date of such conversion, in accordance with the terms of the Deferred Stock Plan.

          The Deferred Stock Plan provides Eligible Employees, Outside Directors, Former Outside Directors, Former Eligible Employees, Successors-in-Interest or Permitted Transferees ("Participants") with the opportunity to defer the receipt of Shares and the corresponding recognition of compensation income upon the exercise of non-qualified stock options. Participants must file an Initial Election for deferral of each Option, or a portion of each Option, with the Administrator on or before a date that is (i) six months prior to the exercise of an Option and (ii) in the calendar year preceding the calendar year in which such Option is exercised. Each Participant who elects to defer receipt of Shares shall, on the Initial Election, also elect the distribution date for the Shares or any corresponding amounts which may be credited to the Income Fund following a Diversification Election. Subject to certain acceleration provisions enumerated under the Deferred Stock Plan, distributions may be made between January 2/nd/ of the third calendar year beginning after the date of the Initial Election and January 2/nd/ of the 11/th/ calendar year beginning after the date of the Initial Election. Participants who are actively employed by the Registrant, who are in active service as Outside Directors or who are certain Permitted Transferees ("Active Participants") may make subsequent elections to defer the time of payment of all or part of the Active Participant's Account for two to ten years from the previously elected date by filing a Subsequent Election with the Administrator by the close of business on June 30 of the calendar year in which the distribution would otherwise be made.

          Once a deferral election is made, upon the exercise of Options, Participants' Accounts are credited in the form of Deferred Stock Units under the Company Stock Fund. Each Participant may elect to have a portion of the Participant's Account credited in the form of Deferred Stock Units under the Company Stock Fund deemed liquidated and credited under the Income Fund if, and to the extent that, it is approved by the Administrator of the Deferred Stock Plan ("Diversification Elections"). Diversification Elections are available to Participants (i) at any time that a registration statement filed under the Securities Act of 1933, as amended, is effective with respect to the Deferred Stock Plan and (ii) if, and to the extent that, the Diversification Election has been approved, or is deemed approved, by the Administrator. Once these conditions are met, Diversification Elections will become effective on the later of the date designated by the Participant on his or her Diversification Election or the next business day following the lapse of six months from the date Deferred Stock Units are credited to his or her Account.

          Each Participant whose Diversification Election has been approved, or is deemed approved under the Deferred Stock Plan, by the Administrator may elect to convert up to the approved percentage of Deferred Stock Units credited to the Company Stock Fund that are attributable to any Option to the Income Fund. An Outside Director's Diversification Election to convert up to 40% of the Deferred Stock Units credited to the Company Stock Fund and attributable to the Income Fund shall be deemed approved by the Administrator; an election by an Outside Director to transfer an amount in excess of such 40% shall be deemed null and void to the extent of such excess amount.

          As defined in the Deferred Stock Plan, the Income Fund is a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of the Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. As defined in the Deferred Stock Plan, the Applicable Interest Rate means 8% per annum, compounded annually as of the last day of the calendar year (the "Standard Applicable Interest Rate"), or such other interest rate as the Administrator establishes from time to time, except to the extent the Administrator, in its sole and absolute discretion, designates for the period extending from the date of a Participant's termination of employment to the date of his or her Account's distribution in full an Applicable Interest Rate equal to the lessor of (i) the Standard Applicable Interest Rate and (ii) the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. The Administrator may delegate its authority to determine the Applicable Interest Rate to an officer of the Registrant or a committee of two or more officers of the Registrant.

          As defined in the Plan, the Company Stock Fund means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to an Option subject to an Initial Election by the Participant, and thereafter until the date of distribution or the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Participant's Account deemed invested in the Company Stock Fund is treated as if such a portion of the Account were invested in hypothetical shares of the Registrant's Common Stock or Special Common Stock otherwise deliverable as Option Shares on the exercise of an Option, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

          If Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to the Option as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election, then, except as may otherwise be provided by the Committee, in its sole and absolute discretion, the following percentage of the Participant's Account credited to the Income Fund and attributable to such Diversification Election will be distributed simultaneously with such Shares, without regard to any election to the contrary:

                                                                          Distributable Percentage of
                                                                          ---------------------------
                                                                           Corresponding Income Fund
                                                                           -------------------------
             Time that Shares are Distributable                                      Amount
             ----------------------------------                                      ------
On or before the third anniversary of a Diversification
Election                                                                              60%

After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification
Election                                                                              40%

After the fourth anniversary of a Diversification Election and
on or before the fifth anniversary of a Diversification Election                      20%

After the fifth anniversary of a Diversification Election                     0%

          Deferred Stock Units credited to an Account shall be distributed in lump sum in shares of Common Stock and/or Special Common Stock, as applicable. Dividend Equivalents shall be distributed in a lump sum in cash. Amounts credited to the Income Fund pursuant to a Diversification Election will be distributed in a lump sum in cash.

          If a Participant terminates employment (or, in the case of a Participant who is an Outside Director, such Participant terminates service as an Outside Director) because of disability, or the Participant becomes disabled after termination of employment or service, the Participant may elect to (i) leave the existing distribution in place; (ii) accelerate payment of the distribution of the Account so that payment is made on the January 2/nd/ of the calendar year which begins after the date of disability; or (iii) defer the distribution of the benefit for a minimum of two additional years from the date originally set for payment, provided that (a) all payments must be made on or before the fifth anniversary of disability and (b) no other subsequent deferral elections have been made. The Administrator has discretion to allow Disabled Participants to defer distribution of any or all of the benefits in their Account for a period of two to ten years from the original payment date. Such an election must be filed before the close of business on June 30 of the calendar year preceding the calendar year in which the original distribution of a benefit would otherwise have commenced.

          If a Participant retires and it is a "normal retirement" pursuant to Comcast's employment policies, or if retirement is a normal retirement from the Board of Directors, and the Participant is therefore considered a Retired Participant for purposes of the Plan, or is the permitted transferee of a Retired Participant, the Participant may (i) leave the existing distribution election in place; or (ii) defer the distribution of the benefit for a minimum of two additional years from the date originally set for payment, provided that
(a) all payments must be made on or before the 5th anniversary of retirement, and (b) no other subsequent deferral elections have been made. A Retired Participant may, in the Administrator's sole discretion, defer distribution on any part or all of an Account for a minimum of two years and a maximum of ten years from the original payment date. The deferral election must be filed on or before the close of business on June 30 of the calendar year preceding the calendar year in which the original distribution of the benefit would have otherwise commenced.

          If a Participant's employment or service terminates due to death, the Beneficiary of the Deceased Participant may modify an election by making a one-time election to accelerate within 120 days of the Participant's death, whereby distribution will commence on a date that is the earlier of (A) six months after the Participant's death or (B) the January 2/nd/ of the calendar year which begins after the date of the Participant's death. A Beneficiary of a Deceased Participant may also elect to defer payment of the Participant's benefit. If the benefit is payable within six months of the Participant's death, the Beneficiary may make a one-time election to defer payment for one year following the date on which the payments would have commenced pursuant to the previously elected payment date. Such an election must be made within 120 days of the Participant's death. If the Participant's benefit becomes payable on a previously elected payment date which is at least six months from the Participant's date of death, a one-time election to defer payments for a period of two to ten years from the previously elected payment date may be made by the Beneficiary within 60 days of the Participant's death. If the Participant's benefit becomes payable on a date which is at least six months from the Participant's date of death and is not within the same calendar year as the Participant's death, a one-time election to defer payments for a period of two to ten years from the previously elected payment date may be made. A Surviving Spouse of the Deceased Participant may choose to defer the distribution of a benefit until his or her date of death. One deferral election may generally be made (two deferral elections may be made by a Surviving Spouse). The deferral election may be made at any time provided the previously elected payment date is at least six months from the subsequent election date and is not within the same calendar year as the subsequent election date.

          The Deferred Stock Plan provides that the Registrant shall give Participants at least 30 days notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a liquidation of the Registrant or a Change in Control (each a "Terminating Event"). The Registrant may, in its complete and sole discretion, provide in such notice that notwithstanding any other provision of the Deferred Stock Plan or the terms of any election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full and any outstanding Initial Elections or Subsequent Elections shall be revoked.

          Whether or not the Registrant is a Participant's employer, amounts deferred under the Deferred Stock Plan will continue for all purposes to be a part of the general funds of the Registrant and the Participant's Account will at all times represent the general obligation of the Registrant. Each Participant will be a general creditor of the Registrant with respect to all of the Registrant's Deferred Compensation Obligations to the Participant under the Deferred Stock Plan, and will not have a secured or preferred position with respect to his or her Account. Nothing contained in the Deferred Stock Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind or to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages. Under the terms of the Deferred Stock Plan, the right of a Participant in or to an Account, benefit or payment under the Deferred Stock Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no such Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, pledge, assignment or encumbrance.

          The Registrant, by action of the Board or Committee, without the consent of Participants, may amend or modify the Deferred Stock Plan at any time. The Registrant, by action of the Board, reserves the right at any time, or from time to time, to terminate the Deferred Stock Plan.

                 Comcast Corporation 2002 Restricted Stock Plan

          The Comcast Corporation 2002 Restricted Stock Plan (the "Restricted Stock Plan") allows participants to elect to defer the receipt of restricted stock to which restrictions have lapsed pursuant to the terms of an award and the Restricted Stock Plan (the "Deferral Elections"). The following description of the Deferral Elections which may be made pursuant to the Restricted Stock Plan is qualified by reference to the Restricted Stock Plan, which is included as an exhibit to this Registration Statement. The shares of Common Stock issuable under the Restricted Stock Plan are not described herein as they are registered pursuant to Section 12 of the 1934 Act. Capitalized terms used in this subsection of Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings assigned to such terms in the Restricted Stock Plan. The Deferral Elections will be unsecured obligations of the Registrant to pay the shares deferred in accordance with the terms of the Restricted Stock Plan. The Restricted Stock Plan is administered by the Subcommittee on Performance Based Compensation of the Compensation Committee of the Board of Directors of the Registrant (the "Plan Administrator").

          Under the Restricted Stock Plan, the Registrant will provide certain eligible management employees with the opportunity to defer receipt of Common Stock, to which forfeiture restrictions may lapse for a period of two to ten years from the vesting date. A Deferral Election must generally be filed by the last day of the second calendar year that precedes the vesting date. If the restrictions on an award of restricted stock do not lapse before the distribution date identified in a Deferral Election because of a failure to satisfy any condition precedent, a Deferral Election will be null and void. If applicable restrictions on Common Stock may lapse within the same plan year as the plan year in which the award is granted, an election to defer receipt of those shares will be effective if it is the last day of the month that precedes the month on which the applicable restrictions may lapse. The plan year is from January 3 to the next January 2. Participants in the Restricted Stock Plan may elect to re-defer receipt of any previously deferred shares for an additional period of two to ten years if the election to defer receipt is made on or before June 30th of the calendar year preceding the year in which the shares would otherwise be paid.

          Shares subject to a Deferral Election will be distributed by the Registrant in accordance with the Restricted Stock Plan. In general, if a participant's employment terminates before the end of a deferral period, the participant will receive his or her shares on the date stated in the Deferral Election form. However, if a participant dies before the end of a deferral period, his or her estate or beneficiary may elect to: (1) defer the payment date for two years from the scheduled payment date, provided that the payment date may not be extended for more than five years from the date of death or (2) accelerate the payment date to the January 2 of the calendar year beginning after his or her death. If a participant becomes disabled before the scheduled payment date, he or she may elect to accelerate the payment to January 2 of the calendar year beginning after he or she becomes disabled. If a participant retires before the end of a deferral period, he or she may elect to defer the payment date for two years from the scheduled payment date, provided that the payment date may not be extended for more than five years from the date of retirement. The Plan Administrator has the authority to determine whether the termination of a participant's employment is a "retirement."

          The right to receive shares of Common Stock deferred under the Restricted Stock Plan will at all times represent the general obligation of the Registrant. Each participant will be a general creditor of the Registrant with respect to his or her Deferral Elections. Nothing contained in the Restricted Stock Plan will be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Furthermore, nothing contained in the Restricted Stock Plan or an award of restricted stock will be construed to eliminate any priority or preferred position of a grantee in a bankruptcy matter with respect to a claim for wages. The right to receive shares subject to a Deferral Election will not be subject in any manner to attachment or other legal process, assignment or encumbrance.

          The Board of Directors of the Registrant has the authority to terminate the Restricted Stock Plan at any time. Furthermore, the Restricted Stock Plan may be amended by the Board of Directors or the Plan Administrator at any time. No award of restricted stock granted under the Restricted Stock Plan will be affected by any such termination or amendment without a participant's written consent.

The Comcast Corporation Retirement-Investment Plan, Comcast-Spectacor 401(k) Plan, AT&T Broadband Long Term Savings Plan, Comcast Corporation 2002 Employee Stock Purchase Plan, Comcast Corporation 2002 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan, AT&T Broadband Corp. Adjustment Plan


          The securities to be offered under these plans will be shares of the Common Stock of the Registrant which have been registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

          None

Item 6.  Indemnification of Directors and Officers

          Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. Under
Section 1743, indemnification against expenses actually and reasonably incurred, is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative and corporate actions or in defense of any claim, issue or matter therein.

          Section 1742 provides for indemnification in derivative and corporate actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made: (1) by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding; (2) if a quorum is not obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

          Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Advancement of expenses must be authorized by the board of directors.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also provides that a corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or inure in any manner its indemnification obligations.

          Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such capacity, whether or not the corporation would have the power to indemnify him against that liability under this Subchapter of the BCL.

          Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741 through 1750 of the BCL to constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom and to representatives serving as fiduciaries of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741 through 1750 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of such person.

          Section 7.02 of the Registrant's By-laws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened pending or completed action, suit or proceeding (a "Proceeding") involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7.02 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Section 7.02 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. In addition, Section 7.02 provides that, to the extent that an indemnified person has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Registrant shall indemnify such person against expenses actually and reasonably incurred by such person in connection therewith. Section 7.02 also provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the By-laws or otherwise. Furthermore, Section 7.02 states that the Registrant may create a fund of any nature or otherwise may secure in any manner its indemnification obligations, whether arising under the By-laws or otherwise. Indemnification pursuant to
Section 7.02 shall continue as to an indemnified person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The rights to indemnification and to the advancement of expenses provided in or pursuant to Article 7 of the By-laws are not exclusive of any other rights that any person may have or acquire under any provision of the By-Laws or otherwise.

          Section 7.03 of the Registrant's By-laws states that the provisions of the By-laws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director and officer only with that person's consent or as provided in
Section 7.03. Furthermore, any repeal or amendment of the indemnification provisions of the By-laws adverse to any director or officer will apply only on a prospective basis. In addition, no repeal or amendment of the By-laws may affect the indemnification provisions of the By-laws so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

Item 7.  Exemption from Registration Claimed

          None

Item 8.  Exhibits

          The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number    Exhibit

4.1 Comcast Corporation 2002 Deferred Compensation Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Deferred Compensation Plan).

4.2 Comcast Corporation 2002 Deferred Stock Option Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Deferred Stock Option Plan).

4.3 Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Restricted Stock Plan).

4.4 AT&T Broadband Deferred Compensation Plan, as amended and restated, effective November 18, 2002.

5.1       Opinion of Pepper Hamilton LLP.

5.2       Opinion of Pepper Hamilton LLP.

23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (now known as Comcast Holdings Corporation).

23.2 Consent of Deloitte & Touche LLP with respect to Comcast Corporation Retirement-Investment Plan.

23.3      Consent of PricewaterhouseCoopers LLP with respect to AT&T
          Corporation.

23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Long Term Savings Plan.

23.5      Consent of KPMG LLP with respect to Liberty Media Corporation.

23.6 Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 5.2 hereto).

24.1      Power of Attorney (included on pages 17-18).

99.1 Comcast Corporation and Subsidiaries Schedule II - Valuation and Qualifying Accounts.

     In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 - Opinion regarding legality for The Comcast Corporation Retirement-Investment Plan, the Comcast-Spectacor 401(k) Plan, or the AT&T Broadband Long Term Savings Plan (the "401(k) Plans"), as:

          1. The Registrant undertakes that the 401(k) Plans and any amendments thereto have been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code have been or will be made.

          2. The shares of Common Stock purchased on behalf of the 401(k) Plans are purchased on the open market.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on November 19, 2002.

                                          COMCAST CORPORATION


                                          By: /s/ Arthur R. Block
                                              -------------------
                                              Name:  Arthur R. Block
                                              Title: Senior Vice President

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David L. Cohen, Lawrence S. Smith, Arthur
R. Block and Lawrence J. Salva, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                                      Title                                      Date
/s/ Ralph J. Roberts               Chairman of the Executive and Finance Committee of      November 19, 2002
--------------------
Ralph J. Roberts                   the Board of Directors; Director

/s/ C. Michael Armstrong           Chairman of the Board of Directors; Director            November 19, 2002
------------------------
C. Michael Armstrong

/s/ Julian A. Brodsky              Vice Chairman of the Board of Directors; Director       November 19, 2002
---------------------
Julian A. Brodsky

/s/ Brian L. Roberts               President; Director (Principal Executive Officer)       November 19, 2002
--------------------
Brian L. Roberts

/s/ Lawrence S. Smith              Executive Vice President (Co-Principal Financial        November 19, 2002
---------------------
Lawrence S. Smith                  Officer)

/s/ John R. Alchin                 Executive Vice President; Treasurer (Co-Principal       November 19, 2002
------------------
John R. Alchin                     Financial Officer)

/s/ Lawrence J. Salva              Senior Vice President (Principal Accounting Officer)    November 19, 2002
---------------------
Lawrence J. Salva

/s/ Decker Anstrom                 Director                                                November 19, 2002
------------------
Decker Anstrom

/s/ Kenneth J. Bacon               Director                                                November 19, 2002
--------------------
Kenneth J. Bacon

/s/ Sheldon M. Bonovitz            Director                                                November 19, 2002
-----------------------
Sheldon M. Bonovitz

/s/ J. Michael Cook                Director                                                November 19, 2002
-------------------
J. Michael Cook

/s/ George M. C. Fisher            Director                                                November 19, 2002
-----------------------
George M. C. Fisher

/s/ Dr. Judith Rodin               Director                                                November 19, 2002
--------------------
Dr. Judith Rodin

/s/ Louis A. Simpson               Director                                                November 19, 2002
--------------------
Louis A. Simpson

/s/ Michael I. Sovern              Director                                                November 19, 2002
---------------------
Michael I. Sovern

          The 401(k) Plans. Pursuant to the requirements of the Securities Act, the Administrators of The Comcast Corporation Retirement-Investment Plan, Comcast-Spectacor 401(k) Plan and the AT&T Broadband Long Term Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on November 19, 2002.

                                                THE COMCAST CORPORATION
                                                RETIREMENT-INVESTMENT PLAN

                                                By:  Comcast Corporation
                                                     Plan Administrator

                                                By:  /s/ Lawrence J. Salva
                                                     ----------------------
                                                     Lawrence J. Salva

                                                COMCAST-SPECTACOR 401(k) PLAN

                                                By:  Comcast-Spectacor, L.P.

                                                By:  Bryn Mawr Realty, General
                                                Partner of Comcast-Spectacor,
                                                L.P.

                                                By:  /s/ Sanford Lipstein
                                                     ----------------------
                                                     Sanford Lipstein

                                                AT&T BROADBAND LONG TERM SAVINGS
                                                PLAN

                                                By:  AT&T Broadband Corp.
                                                     Plan Administrator

                                                By:  /s/ Arthur R. Block
                                                     ----------------------
                                                     Arthur R. Block

                                INDEX TO EXHIBITS

Exhibit
Number    Document

4.1 Comcast Corporation 2002 Deferred Compensation Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Deferred Compensation Plan).

4.2 Comcast Corporation 2002 Deferred Stock Option Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Deferred Stock Option Plan).

4.3 Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Restricted Stock Plan).

4.4 AT&T Broadband Deferred Compensation Plan, as amended and restated, effective November 18, 2002.

5.1       Opinion of Pepper Hamilton LLP.

5.2       Opinion of Pepper Hamilton LLP.

23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (now known as Comcast Holdings Corporation).

23.2 Consent of Deloitte & Touche LLP with respect to Comcast Corporation Retirement-Investment Plan.

23.3      Consent of PricewaterhouseCoopers LLP with respect to AT&T
          Corporation.

23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Long Term Savings Plan.

23.5      Consent of KPMG LLP with respect to Liberty Media Corporation.

23.6 Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 5.2 hereto).

24.1      Power of Attorney (included on pages 17-18).

99.1 Comcast Corporation and Subsidiaries Schedule II - Valuation and Qualifying Accounts.